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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                                COVER-ALL TECHNOLOGIES INC.
                                                      55 LANE ROAD, SUITE 300
                                                      FAIRFIELD, NJ 07004
                                                      TEL:(973) 461-5200


          COVER-ALL ANNOUNCES CONVERSION OF DEBENTURES BY RENN CAPITAL

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                      BALANCE SHEET IMPROVES SIGNIFICANTLY


        FAIRFIELD, NJ - March 27, 2007 - Cover-All Technologies Inc. (OTC Bulletin Board-COVR.OB), announced today that on March 23, 2007, RENN Capital Group, Inc. elected to convert an aggregate of $1,631,601 principal amount of the Company's 8% convertible debentures due 2008 and 8% convertible debentures due 2009, representing all of the remaining unpaid principal amount due on their outstanding debentures, into shares of the Company's common stock at the conversion price of $0.30 per share.

        As a result of this conversion, Cover-All's debt has been significantly reduced, from $1,927,000 to $296,000. The debentures were held by two funds managed by RENN Capital, Renaissance US Growth & Income Trust PLC and US Special Opportunities Trust PLC, and upon the conversion of their debentures, these funds were issued an aggregate of 5,438,670 shares of Cover-All common stock.

        The 2008 Debentures were originally issued in July 2001 with an aggregate principal amount of $1,800,000, and the 2009 Debentures were originally issued in September 2002 with an aggregate principal amount of $700,000. The remaining principal of the 2008 Debentures is $296,000, held by three investors, and the 2009 Debentures have been completely retired.

        Russell Cleveland, President, RENN Capital Group Inc. and director of Cover-All Technologies Inc., stated: "RENN Capital decided to convert the remaining debentures held by our two funds, Renaissance US Growth & Income Trust PLC and US Special Opportunities Trust PLC, into Cover-All common stock because Cover-All is making excellent progress in implementing its My Insurance Center solution at major customers and to strengthen Cover-All's balance sheet to help allow continued growth."

        John Roblin, Chairman and President of Cover-All, added: "We have made tremendous progress in the last year towards realizing the potential of My Insurance Center by delivering significant value to our customers. We view this conversion by the RENN Capital funds as an endorsement of our efforts and strategy. Moreover, the elimination of $1,631,601 in principal payments, which would have been due as to $1,035,581 by July 2008 and as to $596,020 by September 2009, and the elimination of the related interest payments, represents a huge boost to


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our balance sheet and should provide us with the ability to focus on further implementing our business strategy and continuing our growth."

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All Technologies Inc., since 1981, has been a leader in developing sophisticated software solutions for the property and casualty insurance industry - first to deliver PC-based commercial insurance rating and policy issuance software. Currently, Cover-All is building on its reputation for quality insurance solutions, knowledgeable people and outstanding customer service by creating new and innovative insurance solutions that leverage the latest technologies and bring our customers outstanding capabilities and value.

With our extensive insurance knowledge, our experience and our commitment to quality, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way the property and casualty insurance business is conducted.

Additional information is available online at WWW.COVER-ALL.COM.

Cover-All, My Insurance Center (MIC) and Insurance Policy Database (IPD) are trademarks of Cover-All Technologies Inc. All other company and product names mentioned are trademarks or registered trademarks of their respective holders.

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Those risks include, among others, risks associated with increased competition, customer decisions, delays in productivity programs and new product introductions, and other business factors beyond the Company's control. Those and other risks are described in the Company's filings with the Securities and Exchange Commission ("SEC") over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

FOR INFORMATION ON COVER-ALL, CONTACT:

John W. Roblin, Chief Executive Officer, 973-461-5200, JROBLIN@COVER-ALL.COM
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